Exhibit 4.2
SECOND SUPPLEMENTAL INDENTURE
between
LINCOLN NATIONAL CORPORATION,
ISSUER,
and
THE BANK OF NEW YORK MELLON,
NOTES TRUSTEE
DATED AS OF MAY 20, 2025

TABLE OF CONTENTS
    Page
SECTION 1.01.    Definitions and Interpretation    1
ARTICLE II

THE NOTES
SECTION 2.01.    Establishment    3
SECTION 2.02.    Payment of Principal and Interest    4
SECTION 2.03.    Transfer and Exchange    5
SECTION 2.04.    Restricted Legends    6
SECTION 2.05.    Defeasance    7
SECTION 2.06.    No Sinking Fund    7
SECTION 2.07.    Redemption at the Option of the Company    7
SECTION 2.08.    Reports    7
ARTICLE III

MISCELLANEOUS
SECTION 3.01.    Effectiveness    7
SECTION 3.02.    Relationship to Base Indenture    7
SECTION 3.03.    Notes Trustee Not Responsible for Recitals    8
SECTION 3.04.    Ratification and Incorporation of Base Indenture    8
SECTION 3.05.    Governing Law; Waiver of Jury Trial    8
SECTION 3.06.    Separability    8
SECTION 3.07.    Executed in Counterparts    9
SECTION 3.08.    Multiple Roles    9
SECTION 3.09.    FATCA.    9
SECTION 3.10.    Electronic Means.    9

EXHIBITS
Exhibit A    Form of Note
Exhibit B    Restricted Legend

SECOND SUPPLEMENTAL INDENTURE, dated as of May 20, 2025 (this “Second Supplemental Indenture”), between Lincoln National Corporation, an Indiana corporation (the “Company”), and The Bank of New York Mellon, a New York banking corporation, as trustee (referred to herein as the “Notes Trustee”) under the Senior Indenture, dated as of March 10, 2009 (the “Base Indenture”), between the Company and the Notes Trustee, supplementing the Base Indenture.
RECITALS
WHEREAS, the Company executed and delivered the Base Indenture to the Notes Trustee to provide for the future issuance of the Company’s senior debt securities (the “Securities”), to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture;
WHEREAS, pursuant to the terms of the Base Indenture, as amended by the First Supplemental Indenture, dated as of August 18, 2020 (the “First Supplemental Indenture”), between the Company and the Notes Trustee, and supplemented by this Second Supplemental Indenture (collectively, the “Indenture”), the Company has duly authorized the creation, issuance and sale to Belrose Funding Trust II (the “Trust”), pursuant to the Facility Agreement, dated as of May 20, 2025, among the Company, the Trust, and the Notes Trustee (the “Facility Agreement”), of a new series of Securities of the Company designated as its 6.792% Senior Notes due 2055 (the “Notes”), not to exceed the Maximum Amount at any one time outstanding;
WHEREAS, Section 9.01(vii) of the Base Indenture permits the Company and the Notes Trustee to enter into one or more indentures supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by Sections 2.01 and/or 3.02 of the Base Indenture, and the Company and the Notes Trustee wish to enter into the Second Supplemental Indenture to establish the form and terms of the Notes; and
WHEREAS, the Company has requested that the Notes Trustee execute and deliver this Second Supplemental Indenture, and all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms and for the purposes herein expressed have been performed and fulfilled.
NOW THEREFORE, in consideration of the premises, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes, the terms, provisions and conditions thereof and the amendment to the Base Indenture, the parties hereto hereby agree as follows:
Article I

Definitions and Interpretation
Section 1.01.Definitions and Interpretation.
For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)    the terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular;
(b)    the words “herein”, “hereinafter”, “hereof” and “hereunder” and other words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. Certain terms, used principally within an Article or Section of this Second Supplemental Indenture, may be defined in that Article or Section;
(c)    the Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof;
(d)    each of the following terms shall have the respective meaning set forth in the Facility Agreement: Cash Settlement Election, Issuance Right, Maximum Amount, Repurchase, Settlement Date and Voluntary Exercise;
(e)    each of the following terms shall have the respective meaning set forth in the Trust Declaration: Depositor Affiliated Owner/Holder, Pledge Agreement, Transaction Agreements, Trust and Trust Securities; and
(f)    the following terms have the meanings given to them in this Section 1.01(f):
“Additional Interest” means all additional interest, if any, then owing on the Notes of such series pursuant to the Registration Rights Agreement.
“Exchange Notes” means Securities of the Company issued in the Exchange Offer and having substantially identical terms as the Notes (except that the Additional Interest provisions under the Registration Rights Agreement and hereunder shall not apply to such Securities, the transfer restrictions will be modified or eliminated, as appropriate, and such Securities will bear a different CUSIP number, will not entitle Holders to registration rights and will be subject to terms relating to book-entry procedures and administrative terms).

“Exchange Offer” means an offer made by the Company pursuant to the Registration Rights Agreement to exchange the Notes for the related Exchange Notes.
“Interest Payment Date” means, in respect of the Notes, May 15 and November 15 of each year, commencing on the May 15 or November 15 immediately following the date of original issuance of the Notes.
“Registration Rights Agreement” means the Registration Rights Agreement, dated as of May 20, 2025, between the Company and TD Securities (USA) LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC.
“Regular Record Date” means, in respect of the Notes, the May 1 or November 1 of each year (whether or not a Business Day) immediately preceding the related Interest Payment Date; provided that (a) at any time that the Notes are held by the Trust or in book-entry form only, interest will be paid to the persons in whose names such Notes are registered at the close of business on the Business Day immediately preceding such Interest Payment Date and (b) if any Notes are issued in definitive form to the holders of the Trust Securities in exchange therefor after May 1 or November 1 and prior to the next May 15 or November 15, as the case may be, interest shall be payable on such May 15 or November 15 to the persons in whose names the Trust Securities were registered at the close of business on the preceding May 1 or November 1, as the case may be (whether or not a Business Day).
“Restricted Legend” means the legend set forth in Exhibit B.
“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any successor provision.
“Rule 144A” means Rule 144A under the Securities Act, as such rule may be amended from time to time, or any successor provision.
“Rule 144A Certificate” means a certificate substantially in the form of Annex A to Exhibit A.
“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.
“Trust Declaration” means the Amended and Restated Declaration of the Trust, dated as of May 20, 2025, among the Company, as depositor, The Bank of New York Mellon, as trustee of the Trust, BNY Mellon Trust of Delaware, as Delaware Trustee, and the Company (solely for the purposes of Section 5.10(b), Section 5.10(f) and Section 10.4(c) thereof), relating to the Trust.
Article II

The Notes
Section 2.01.Establishment.
(a)    There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s “6.792% Senior Notes due 2055”.
(b)    On the date hereof, the Company shall execute, and the Notes Trustee shall authenticate, a single certificate, registered in the name of the Trust (the “Initial Note Certificate”), to evidence Notes that may be sold to the Trust from time to time pursuant to the Facility Agreement. The initial principal amount of the Initial Note Certificate shall be $0, and the aggregate principal amount of Notes represented by such certificate may from time to time be increased or decreased to reflect (i) any issuance and sale, or any Repurchase, of Notes pursuant to the Facility Agreement upon receipt of written confirmation from the Company (in the case of any exercise of the Issuance Right) or the trustee of the Trust (in the case of any Repurchase) of the receipt of the purchase price for the Notes to be delivered or repurchased, (ii) any cancellation of Notes pursuant to Section 2.03(f) or (iii) any redemption of Notes in accordance with their terms and Article XI of the Base Indenture, in each case by adjustments made on the books and records of the Security Registrar, as hereinafter provided; provided that the principal amount of Notes represented by the Initial Note Certificate may at no time exceed the Maximum Amount. The Notes evidenced by the Initial Note Certificate shall be exchangeable for one or more Global Securities as provided in Section 2.04(b).

(c)    Notes that have been redeemed shall be cancelled as provided in Section 3.10 of the Base Indenture and may not be reissued.
(d) For all purposes of the Indenture, all Notes and Exchange Notes shall constitute one series of Securities and shall vote together as one series of Securities.
Section 2.02.Payment of Principal and Interest.
(a)    The Notes will mature on May 15, 2055 (the “Stated Maturity” in respect of the principal of the Notes). The unpaid principal amount of the Notes, if issued and outstanding, shall bear interest at the rate of 6.792% per year until paid or duly provided for. Interest shall be calculated as set forth in the form of Notes and shall be paid semi-annually in arrears on each Interest Payment Date to the Person in whose name the Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity or upon redemption will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 3.08(b) of the Base Indenture. Notwithstanding the foregoing, at any time the Notes are held by the Trust, or are solely represented by one or more Global Securities, interest will be paid to the Persons in whose names the Notes are registered at the close of business on the Business Day immediately preceding the applicable Interest Payment Date. Additional Interest may accrue on the Notes pursuant to the Registration Rights Agreement, and all references to “interest” in the Indenture and in the Notes shall include any such Additional Interest that may be payable.
(b)    The Company hereby designates the Notes Trustee as the initial Paying Agent, Security Registrar and transfer agent for the Notes. Accordingly, the Corporate Trust Office of the Notes Trustee shall be and hereby is, designated as the office or agency where the Notes may be presented for payment and where notices to or demands upon the Company in respect of the Notes and the Indenture may be served. Transfers of the Notes will be registrable at the Corporate Trust Office of the Notes Trustee and at any of the Company’s other offices or agencies that it may maintain for that purpose.
(c)    The principal of, and premium, if any, and interest due on the Notes shall be paid in Dollars. Payments of interest (including interest on any Interest Payment Date) will be made subject, in the case of a Global Security, to the Notes Trustee’s or Paying Agent’s arrangements with the Depository (a) if a Note is held by the Trust, by wire transfer in immediately available funds and (b) if a Note has been distributed in physical form by the Trust to the holders of the Trust Securities upon the dissolution and termination of the Trust and is not represented by a Global Security, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Notes Trustee and Paying Agent at least 15 days prior to the date for payment by the Person entitled thereto.

Section 2.03.Transfer and Exchange.
(a)    Section 3.06 of the Base Indenture, as supplemented by this Section 2.03, shall apply to the transfer and exchange of the Notes.
(b)    The Security Registrar shall not be required to effect any transfer (other than to the Company or The Depository Trust Company or its nominee) of any individual Security on the Security Register unless (i) it receives a certificate substantially in the form of the Rule 144A Certificate duly executed by the holder or his attorney duly authorized in writing, or (ii) the Company determines that any other exemption from the registration requirements under the Securities Act is available and the Company causes to be delivered to the Security Registrar (if other than the Company) an Officer’s Certificate to such effect; and in each case the Company or the Notes Trustee receives such documentation, including opinions of counsel, requested by the Company or the Notes Trustee in order to confirm compliance with the transfer restrictions set forth herein; provided that, if the requested transfer or exchange is made by the registered holder of an individual Security that does not bear the Restricted Legend, then no certification shall be required. In the event that a Global Security or an individual Security that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Notes Trustee shall deliver a Global Security or an individual Security, as applicable, that does not bear the Restricted Legend. The Company may require from any Person requesting a transfer or exchange in reliance upon this Section 2.03(b) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate.
(c)    No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such Note is eligible for resale pursuant to Rule 144 without being subject to any conditions as provided in Rule 144; provided that the Company has provided the Notes Trustee with an Officer’s Certificate to that effect. Any individual Security delivered in reliance upon this paragraph will not bear the Restricted Legend.
(d)    The Notes Trustee shall retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note that is not a Global Security (or a beneficial interest therein), and the Company shall have the right to inspect and make copies thereof at any reasonable time upon written notice to the Notes Trustee.
(e)    The Notes Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Second Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Second Supplemental Indenture, and to examine the same to determine compliance on their face as to form with the express requirements hereof.
(f)    In the event that a Depositor Affiliated Owner/Holder requests that the trustee of the Trust exchange Trust Securities for Notes pursuant to Section 5.4(e) of the Trust Declaration, the Notes Trustee shall register the transfer of such Notes to the Depositor Affiliated Owner/Holder or, if requested by such Depositor Affiliated Owner/Holder, cancel such Notes in accordance with Section 3.10 of the Base Indenture. The Company shall provide the Notes Trustee with a copy of any request by any Depositor Affiliated Owner/Holder under Section 5.4(e) of the Trust Declaration promptly after such a request is made, accompanied by an Officer’s Certificate that the exchange complies with the applicable Transaction Agreements and is permitted hereunder.

(g)    Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order, the Notes Trustee shall authenticate, one or more Global Securities without the Restricted Legend in an aggregate principal amount equal to the aggregate principal amount of the Global Securities bearing the Restricted Legend tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer pursuant to the terms of the Registration Rights Agreement. Concurrently with the issuance of such Global Securities without the Restricted Legend, the Security Registrar shall cause the aggregate principal amount of the Notes bearing the Restricted Legend to be reduced accordingly. After the transfer of any Notes bearing the Restricted Legend during the effectiveness of, and pursuant to, a shelf registration statement with respect to such Notes, all requirements pertaining to the Restricted Legend shall cease to apply (but, for the avoidance of doubt, the requirements that any such Notes be issued in global form shall continue to apply).
Section 2.04.Restricted Legends.
(a)    Except as otherwise provided in paragraph (c) of this Section 2.04, Section 2.03(b), Section 2.03(c) or Section 2.03(g), or unless and until such Note is exchanged for a related Exchange Note or sold in connection with an effective shelf registration statement pursuant to the Registration Rights Agreement, each Note shall bear the Restricted Legend.
(b)    If the Trust distributes the Notes to the holders of the Trust Securities upon its dissolution and termination, then prior to such distribution, the Notes shall, and the Company shall take commercially reasonable efforts to cause the Notes to, be exchanged for one or more Global Securities and the Depository shall be The Depository Trust Company; provided that, if such Notes are not eligible to be settled through The Depository Trust Company at the time of such distribution, such Notes will be distributed in the form of one or more individual Securities. Any such Global Securities shall be Global Securities for purposes of the Base Indenture and shall be subject to the provisions thereof governing Global Securities, except as modified hereby.
(c)    If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 without compliance with any limits thereunder and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Company may instruct the Notes Trustee in an Officer’s Certificate to cancel the Note and issue to the holder thereof (or to its transferee) a new Note of like tenor and amount of the same series, registered in the name of the registered holder thereof (or its transferee), that does not bear the Restricted Legend, and the Notes Trustee will comply with such instruction.
(d)    By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each registered holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Second Supplemental Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Second Supplemental Indenture and such legend.

Section 2.05.Defeasance.
The provisions of Sections 13.02 and 13.03 of the Base Indenture will apply to the Notes only after the Notes are distributed to the holders of the Trust Securities upon the dissolution and termination of the Trust.
Section 2.06.No Sinking Fund.
The Notes shall not be entitled to any sinking fund.
Section 2.07.Redemption at the Option of the Company.
The Notes shall be redeemable at the option of the Company on the terms forth in the Notes. The Company shall notify the Notes Trustee of the Optional Redemption Price (as defined in the Notes) of any Notes to be redeemed upon the determination thereof. The Notes Trustee shall not be responsible for calculating said Optional Redemption Price.
Section 2.08. Reports.
At any time that the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, for so long as any Notes are outstanding or may be issued pursuant to the Facility Agreement, furnish or otherwise make available to each holder of the Notes or Trust Securities and to each prospective investor (as designated by such holder of the Notes or the Trust Securities), upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Article III

Miscellaneous
Section 3.01.Effectiveness.
This Second Supplemental Indenture will become effective upon its execution and delivery.
Section 3.02.Relationship to Base Indenture.
To the extent the terms of the Base Indenture are amended by this Second Supplemental Indenture, no such amendment shall in any way affect the terms of any other supplemental indenture or any series of Securities other than the Notes, and the terms of this Second Supplemental Indenture shall relate and apply solely to the Notes.
Section 3.03.Notes Trustee Not Responsible for Recitals.
The recitals contained herein and in the Notes, except the Notes Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Notes Trustee assumes no responsibility for their correctness. The Notes Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture or the Notes. All of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Notes Trustee shall be applicable in respect of the Notes and of this Second Supplemental Indenture as fully and with like effect as if set forth herein in full. The Notes Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by the Notes Trustee at the Corporate Trust Office, and such notice references the Notes and the Indenture.
Section 3.04.Ratification and Incorporation of Base Indenture.
The Base Indenture, as supplemented hereby, is in all respects ratified and confirmed, and the Base Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.
Section 3.05.Governing Law; Waiver of Jury Trial.
This Second Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to applicable principles of conflicts of laws to the extent the laws of another jurisdiction would be required thereby.
The Company hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Southern District in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforementioned courts.
EACH OF THE COMPANY, EACH HOLDER (BY ITS ACCEPTANCE OF THE NOTES), AND THE NOTES TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE BASE INDENTURE, THE SECOND SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 3.06.Separability.
In case any provision in this Second Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 3.07.Executed in Counterparts.
This Second Supplemental Indenture, and the Notes, may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
Section 3.08.Multiple Roles.
The parties expressly acknowledge and consent to The Bank of New York Mellon acting in the capacity of trustee (in such capacity, the “Owner Trustee”) under the Trust Declaration, as

Collateral Agent and Securities Intermediary under the Pledge Agreement, and as the Notes Trustee under the Indenture and the Facility Agreement. Each of the Owner Trustee, the Securities Intermediary, the Collateral Agent and the Notes Trustee may, in such capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent any such conflict or breach arises from the performance by the Owner Trustee of express duties set forth in the Trust Declaration, the Collateral Agent and Securities Intermediary of express duties set forth in the Pledge Agreement or the Notes Trustee of express duties set forth in the Facility Agreement and in the Indenture, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto and the holders of the Notes.
Section 3.09.FATCA.
In order to comply with Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations thereunder (as in effect from time to time, collectively, the “Applicable Law”), the Company agrees (i) upon reasonable written request of the Notes Trustee to provide to the Notes Trustee reasonably available information in its possession regarding the Company or the holders of the Securities (solely in their capacity as such) and which is necessary for the Notes Trustee to determine whether it has tax related obligations under Applicable Law, and (ii) that the Notes Trustee shall be entitled to make any withholding or deduction in respect of Taxes from payments under the Indenture to the extent necessary to comply with Applicable Law. Nothing in the immediately preceding sentence shall be construed as obligating the Company to make any “gross up” payment or similar reimbursement in connection with a payment in respect of which amounts are so withheld or deducted.
Section 3.10.Electronic Means.
In the absence of the Notes Trustee’s gross negligence, fraud or willful misconduct (as adjudicated in a court of competent jurisdiction), the Notes Trustee may rely upon and comply with instructions and directions sent by e-mail by Persons reasonably believed by the Notes Trustee to be authorized to give instructions and directions on behalf of the Company. The Notes Trustee shall have no duty or obligation to verify or confirm that the Person who sent such instructions or directions is, in fact, a Person authorized to give instructions or directions on behalf of the Company (other than to verify that the signature on the e-mail address is the signature or email address of a Person authorized to give instructions and directions on behalf of the Company); and, in the absence of the Notes Trustee’s gross negligence, fraud or willful misconduct (as adjudicated in a court of competent jurisdiction), the Notes Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions. In the absence of the Notes Trustee’s gross negligence, fraud or willful misconduct (as adjudicated in a court of competent jurisdiction), the Company agrees to assume all risks arising out of the use of e-mail to submit instructions and directions to the Note Trustee, including, without limitation, the risk of the Notes Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

LINCOLN NATIONAL CORPORATION

By:	/s/ Christopher Neczypor
	Name:	Christopher Neczypor
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

THE BANK OF NEW YORK MELLON, not in its individual capacity but solely in its capacity as Notes Trustee

By	/s/ Glenn G. McKeever
	Name:	Glenn G. McKeever
	Title:	Vice President
[Signature Page to Second Supplemental Indenture]

Exhibit A
[Include if Securities of this series are distributed by the Trust in the form of Global Securities — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO LINCOLN NATIONAL CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
(FORM OF 6.792% SENIOR NOTES DUE 2055)
LINCOLN NATIONAL CORPORATION
6.792% Senior Notes due 2055

No. [●]                 CUSIP No.: 534187 BW8
                        U.S. $

Lincoln National Corporation, a corporation organized and existing under the laws of the State of Indiana (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [●], or registered assigns, [Include if this Security is issued to the Trust — the principal sum not in excess of the Maximum Amount (as hereinafter defined) reflected on the books and records of the Security Registrar in accordance with the terms of the Indenture][Include if this Security is a Global Security — the principal sum set forth on Schedule I hereto (which amount shall not exceed $500,000,000 at any time)] on May 15, 2055 and to pay interest from and including the Initial Interest Accrual Date (as defined below), or from and including the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on May 15 and November 15 of each year, commencing on the May 15 or November 15 immediately following the date of original issuance of this Security (each, an “Interest Payment Date”) on the principal amount outstanding on such Interest Payment Date or on the Maturity

Date (as defined below) at the rate of 6.792% per annum until the principal hereof is paid or made available for payment; provided that any principal and any such installment of interest which is overdue shall bear interest at the rate of 6.792% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The “Initial Interest Accrual Date” means (i) if this Security is issued prior to November 15, 2025, May 20, 2025, (ii) if this Security is issued after November 15, 2025 and prior to May 15, 2055 (or upon any earlier date of redemption or repayment) (each such date is referred to herein as the “Maturity Date”) and is not issued on any May 15 or November 15, the May 15 or November 15 immediately preceding the date of original issuance hereof, or (iii) if this Security is issued on or after November 15, 2025 and prior to the Maturity Date and is issued on any May 15 or November 15, such May 15 or November 15. If any Interest Payment Date falls on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day in the amount that would otherwise have been due on May 15 or November 15 and no additional interest shall accrue in respect of the payment made on that next succeeding Business Day. If May 15, 2055 falls on a day that is not a Business Day, payment of the principal and interest due on that date need not be made on that day but may be made on the next day that is a Business Day with the same force and effect as if made on May 15, 2055 and no additional interest shall accrue in respect of the payment made on that next succeeding Business Day. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date (as hereinafter defined) immediately preceding such Interest Payment Date, provided that any interest payable at May 15, 2055 or on any Optional Redemption Date (as hereinafter defined) will be paid to the person to whom principal is payable, subject to certain exceptions as provided in the Indenture. Payment of the principal of, and interest due on, this Note at the Stated Maturity or upon redemption will be made at the designated office or agency of the Company maintained for such purpose in The City of New York, New York (which shall initially be the Corporate Trust Office of the Notes Trustee, as Paying Agent, in the City of New York) in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt. Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the holders on such Regular Record Date and shall be payable as provided in Section 3.08(b) of the Base Indenture. Interest on this Note will be computed on the basis of a 360-day year consisting of twelve 30-day months. Payment of interest (including interest on any Interest Payment Date) will be made, subject to the Notes Trustee’s arrangements with the Depository with respect to any Global Securities, (a) if this Note is held by the Trust, by wire transfer in immediately available funds and (b) if this Note has been distributed by the Trust to the holders of the Trust Securities upon the dissolution and termination of the Trust and is not represented by a Global Security, at the option of the Company, by (i) check mailed to the address of the person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Notes Trustee at least 15 days prior to the date for payment by the person entitled thereto.

“Regular Record Date” means the May 1 or November 1 of each year (whether or not a Business Day) immediately preceding the related Interest Payment Date; provided that (a) at any time that this Note is held by Belrose Funding Trust II, a Delaware statutory trust (the “Trust”), or in book-entry form only, interest will be paid to the person in whose name this Note is registered at the close of business on the Business Day immediately preceding the Interest Payment Date and (b) if this Note is issued in definitive form to a holder of Trust Securities in exchange therefor after May 1 or November 1 and prior to the next May 15 or November 15, as the case may be, interest shall be payable on such May 15 or November 15 to the persons in whose names the Trust Securities were registered at the close of business on the preceding May 1 or November 1, as the case may be (whether or not a Business Day).

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE. Unless the certificate of authentication hereon has been executed by the Notes Trustee by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

LINCOLN NATIONAL CORPORATION

By
	Name:	Adam M. Cohen
	Title:	Senior Vice President, Chief Accounting Officer and Treasurer

By
	Name:	Christopher Neczypor
	Title:	Executive Vice President and Chief Financial Officer

Attest:
	Name:	Nancy A. Smith
	Title:	Senior Vice President & Secretary

Dated:

Certificate of Authentication
This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON, as Notes Trustee

Authorized Signatory

[Reverse of Note]
LINCOLN NATIONAL CORPORATION
6.792% Senior Notes due 2055
    This Note is one of a duly authorized issue of Securities of the Company of a series hereinafter specified, all issued and to be issued under the Senior Indenture dated as of March 10, 2009 (the “Base Indenture”), as amended by the First Supplemental Indenture, dated as of August 18, 2020 (the “First Supplemental Indenture”), and supplemented by the Second Supplemental Indenture, dated as of May 20, 2025 (the “Second Supplemental Indenture” and, the Base Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), in each case between the Company and The Bank of New York Mellon, as trustee under the Indenture (hereinafter the “Notes Trustee”, which term includes any successor Notes Trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Notes Trustee and the Holder of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, the terms of which different series may vary as provided in the Indenture. This Note is one of a series of the Securities of the Company designated as its 6.792% Senior Notes due 2055 (hereinafter called the “Notes”), limited in aggregate principal amount to the Maximum Amount. The Notes of this series are issuable in registered form only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
    All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
    [Include if this Security is a Global Security — This Note is exchangeable in whole or, from time to time, in part for Notes in definitive registered form only as provided in the Indenture.]
    Prior to November 15, 2054 (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 30 basis points less (b) interest accrued to the redemption date, and
(2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

    On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
    “Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
    The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
    If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
    The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
    Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed.
    In the case of a partial redemption, selection of the Notes for redemption will be made, in the case of definitive Notes, pro rata, by lot or by such other method as the Notes Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.
    Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.
Prior to the dissolution and termination of the Trust, the Company may redeem Notes held by the Trust only in integral multiples of $25,000,000 aggregate principal amount.
The Notes are not entitled to any sinking fund. If an Event of Default shall occur with respect to the Notes, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
Payment of Additional Interest shall be the sole and exclusive remedy for a Holder of the Notes in the event of a Registration Default (as defined in the Registration Rights Agreement) referred to in Section 4(a) of the Registration Rights Agreement and failure to pay such Additional Interest when due and payable will constitute an Event of Default if such failure to pay continues for a period of 30 days (subject to the terms of Article V of the Base Indenture). No other default under the Registration Rights Agreement shall constitute a default or Event of Default under the Notes or the Indenture.
The Indenture contains provisions for defeasance at any time of the Notes, upon which the Company, at its option, shall be deemed to have been discharged from its obligations with respect to the Notes or shall cease to be under any obligation to comply with certain restrictive covenants of the Indenture. The provisions for defeasance and discharge and covenant defeasance set forth in Sections 13.02 and 13.03, respectively, of the Base Indenture shall apply if the Notes are distributed by the Trust to the holders of the Trust Securities upon the dissolution and termination of the Trust.
Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Outstanding Securities affected by such amendment or supplement voting as one class. Without the consent of any Holder, the Company and the Notes Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency. Subject to certain exceptions, any past default or Event of Default may be waived by Holders of at least a majority in principal amount of the Outstanding Securities of any series affected on behalf of the Holders of the Securities of that series or the Holders of at least a majority in principal amount of all the Outstanding Securities voting as one class. After the amendment or supplement is effective, any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange hereunder or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or upon any Note issued upon the transfer hereof or in exchange hereof or in lieu hereof.
    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place and rate, and in the coin or currency, herein prescribed.
    As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Security Register of the Company, upon surrender of this Note for transfer at the office or agency of the Company in The City of New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
    As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations as requested by the Holder surrendering the same.
    No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
        The Company, the Notes Trustee, the Paying Agent, the Security Registrar and any agent of the Company or the Notes Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes (subject to Section 2.02(a) of the Second Supplemental Indenture), whether or not this Note be overdue, and neither the Company, the Notes Trustee nor any such agent shall be affected by notice to the contrary. Except as provided in Section 2.02(a) of the Second Supplemental Indenture, all payments of the principal of and interest due on this Note made to or upon the order of the registered Holder hereof shall, to the extent of the amount or amounts so paid, effectually satisfy and discharge liability for moneys payable on this Note.

        No recourse shall be had for payment of the principal of, or the interest on, this Note or for any claim based hereon or otherwise in any manner in respect hereof, or in respect of the Indenture, against any incorporator, shareholder, officer or director, as such, past, present or future of the Company or of any predecessor or, except as provided in the Indenture, successor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

    This Note (and if this Note is a Global Security, any beneficial interest herein) shall not be offered, sold, pledged or otherwise transferred except in compliance with the requirements set forth in the legends hereof. If this Note is an individual Security, the Company or the Notes Trustee, as Security Registrar, shall not be required to effect any transfer (other than to the Company or DTC or its nominee) of this Note on the Security Register unless it receives a certificate substantially in the form set forth in Annex A and duly executed by the Holder hereof or his attorney duly authorized in writing, together with other documentation, including any opinions of counsel, requested by the Company or the Notes Trustee in order to confirm compliance with the transfer restrictions set forth herein.

Annex A
Rule 144A Certificate
Lincoln National Corporation
150 N. Radnor-Chester Road
Radnor, Pennsylvania 19087
The Bank of New York Mellon
500 Ross Street, 12th Floor
Pittsburgh, PA 15262
Attention: Corporate Trust-Specialty Products
Email: logan.zamperini@bny.com
Re:    6.792% Senior Notes due May 15, 2055 (the “Notes”)
of Lincoln National Corporation (the “Company”)
    Reference is made to the Senior Indenture, dated as of March 10, 2009 (the “Base Indenture”), as amended by the First Supplemental Indenture, dated as of August 18, 2020, and supplemented by the Second Supplemental Indenture, dated as of May 20, 2025 (the Base Indenture, as so amended and supplemented, the “Indenture”), relating to the Notes. Terms used herein and defined in the Indenture or in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.
This certificate relates to U.S.$_____________ principal amount of Notes, which are evidenced by the following certificate(s) (the “Specified Securities”):
CUSIP No.: 534187 BW8
CERTIFICATE No(s). _____________________
The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that (i) it is the sole registered holder of the Specified Securities, or (ii) it is acting on behalf of all the registered holders of the Specified Securities and is duly authorized by them to do so. Such registered holder or holders are referred to herein collectively as the “Holder”.
The Holder has requested that the Specified Securities be transferred. In connection with such transfer, the Holder hereby certifies that the transfer is being effected in accordance with Rule 144A under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Holder hereby further certifies as follows:
1.    the Specified Securities are being transferred to a person that the Holder and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

2.    the Holder and any person acting on its behalf have taken reasonable steps to ensure that such transferee of the Specified Securities is aware that the Holder may be relying on Rule 144A in connection with the transfer.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.
Date: _________________
Very truly yours,

By:
Name:
Title:
Address:

(If the Undersigned, as such term is defined in the third paragraph of this certificate, is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

Schedule I1
The initial principal amount evidenced by this Security is $[●].
CHANGES TO PRINCIPAL AMOUNT OF THIS SECURITY

Date	Principal Amount by which this Security is to be Reduced or Increased, and Reason for Reduction or Increase	Remaining Principal Amount of Securities	Notation Made by

1     Include Schedule I if this is a Global Security.

Exhibit B
Restricted Legend
THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE SECURITIES EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, IF APPLICABLE, OR ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
ANY PURCHASER OR HOLDER OF THE SECURITIES OR ANY INTEREST THEREIN REPRESENTS BY ITS PURCHASE AND HOLDING OF THE SECURITIES (OR ANY INTEREST THEREIN) THAT EITHER (1) IT IS NOT (A) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO ERISA OR A PLAN DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (B) A “GOVERNMENTAL PLAN” (AS DEFINED IN SECTION 3(32) OF ERISA), A “CHURCH PLAN” (AS DEFINED IN SECTION 3(33) OF ERISA) OR A NON-U.S. PLAN (AS DESCRIBED IN SECTION 4(B)(4) OF ERISA) THAT IS NOT SUBJECT TO THE REQUIREMENTS OF ERISA OR THE CODE BUT IS SUBJECT TO SIMILAR PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS (“SIMILAR LAWS”) OR (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLANS PURSUANT TO SECTION 3(42) OF ERISA, U.S. DEPARTMENT OF LABOR REGULATIONS OR OTHERWISE, OR (2) THE PURCHASE AND HOLDING OF THE SECURITIES WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR UNDER ANY APPLICABLE SIMILAR LAWS.
LINCOLN NATIONAL CORPORATION RESERVES THE RIGHT TO MODIFY THE FORM OF THE SECURITIES FROM TIME TO TIME TO REFLECT ANY CHANGES IN

APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THEIR PURCHASE OR RESALE. THE SECURITIES AND RELATED DOCUMENTATION, INCLUDING THIS LEGEND, MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THE SECURITIES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF SECURITIES SUCH AS THE SECURITIES GENERALLY. EACH HOLDER OF THIS CERTIFICATE SHALL BE DEEMED, BY THE ACCEPTANCE OF THIS CERTIFICATE, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.